UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT to Section 13 01’ 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) October_4, 2004

American Energy Production. Inc.
(Exact name of registrant as specified in its charter)

Texas	333-52812	74-2945581
(State of incorporation)	(Commission file Number)	(IRS Employer ID Number)

6073 Hwv 281 South. Mineral Wells, TX 76067
(Address of principal executive offices)

    (210)        410-8158
Registrant’s telephone number, inc1uding area code

       N/A
Former name or former address, if changed since last report)

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers,

(a) Not applicable.

(b)     Disclosure . . . when a director resigns.

On October 4, 2004, Tom Baker resigned his position as a Director of the Company to pursue other business interests. There were no disagreements with the Company on any matters related to the Company’s operations, policies or practices. A copy of the resignation letter from Mr. Baker is attached as Exhibit 99.1.

(c)     Not applicable.

(d)     Disclosure . . . when a new director is elected

On October 5, 2004. Shane Travelier was appointed to the Board of Directors of the Company to fill a vacancy left by the resignation of Tom Baker. Mr Travelier is a licensed CPA and brings an extensive background in service to public companies both as an independent auditor, then later as an officer and director. Additionally, Mr. Travelier has significant experience in relation to Business Development Company’s (“BDC”) and the Company will benefit from this experience in that it is a BDC. Mr. Travelier will be the designated financial expert for’ the Company and Chairman of the Audit Committee.

Item 9.01 Finical Statements and Exhibits

(c) Exhibits.
99.1   Letter of Resignation from Director Tom Baker

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant bas duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Energy Production, Inc. BY: /s/ Charles Bitters —————————————— Charles Bitters Chief Executive Officer October 4, 2004